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                                                                   EXHIBIT 10.30

[CABOT MICROELECTRONICS CORPORATION LOGO]


                              AMENDED AND RESTATED
                       CABOT MICROELECTRONICS CORPORATION
                           2000 EQUITY INCENTIVE PLAN

                          2001 DEPOSIT SHARE AGREEMENT



     THIS DEPOSIT SHARE AGREEMENT (the "Agreement") is made and entered into this ______________ day of ______________, 2001, (the "Effective Date") by and
between Cabot Microelectronics Corporation (the "Company") and
__________________________ (the "Participant").

                              STATEMENT OF PURPOSE

     The Company has adopted the Amended and Restated Cabot Microelectronics Corporation 2000 Equity Incentive Plan (the "Plan") for the benefit of its eligible employees. The Participant is an employee of the Company who is eligible to participate under the Plan, and who desires to participate in the Plan pursuant to the terms and conditions of this Agreement, the Plan Restricted Stock Agreement-2001 Deposit Share Award (the "Award Agreement"), and the Plan.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the Company and the Participant hereby agree as follows:

     1. Election to Participate. The Participant hereby elects to participate in the Plan by means of his/her execution of this Agreement.

     2. Bonus Income. The Participant hereby elects to pay to the Company, via personal check or other means acceptable to the Company on or by the Effective Date, the following portion of his/her annual bonus amount that was paid to the Participant on December 14, 2001:

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$                (the "Elected Bonus Amount").
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Any election made hereunder will be a one-time election and will not remain in effect for subsequent annual bonus payments. The amount of election shall not be less than $1,000.

     3. Deposit Share Awards. The Company will convert the Elected Bonus Amount to shares of Company common stock (the "Deposit Shares") issued to the Participant under the Plan at the Fair Market Value of such stock on December 28, 2001, and will retain such shares subject to the terms of this Agreement, the Award Agreement and the Plan. Such shares shall remain on deposit with the Company through December 28, 2004 (the three year anniversary of December 28,
2001)(the "Distribution Date").

          On December 28, 2001, assuming Participant's satisfaction of the terms of Section 2 of this Agreement, the Company will award to the Participant the number of shares of Company common stock equal to fifty percent (50%) of the number of Deposit Shares (the "Award Shares") pursuant to the terms and restrictions of this Agreement, the Award Agreement and the Plan. Subject to the terms of this Agreement, the Award Agreement and the Plan, the Deposit Shares will be returned on the Distribution Date and the Participant's Award Shares shall become fully transferable on such date, December 28, 2004, (the three year anniversary of December 28, 2001) (the "Vesting Date"), assuming that the Deposit Shares have remained on deposit with the Company through such date, Participant remains an employee of the Company, and complies with the terms of the Award Agreement and Plan. All Deposit Shares will be returned to the Participant in the case of termination of employment.

     The Committee has the exclusive authority to elect to accelerate distributions and vesting. Each Participant shall have the right to designate one or more beneficiaries to receive a distribution in the event of the Participant's death by filing with the Company a Beneficiary Designation Form. The designated beneficiary or beneficiaries may be changed by a Participant at any time prior to the Participant's death by the execution and delivery of a new Beneficiary Designation Form. If no beneficiary has been designated, or if no designated beneficiary survives the Participant, distributions will be made to the Participant's estate.


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     4.   Withdrawal of Deposit Shares. The Participant may request a Deposit
Share withdrawal at any time, however, such withdrawal prior to the Vesting Date will result in the forfeiture of the Award Shares.

     5. Incorporation of the Plan by Reference. The Plan, as it now exists and as it may be amended hereafter, and the Award Agreement are incorporated herein and made a part of this Agreement. When used herein, the terms which are defined in the Plan shall have the meaning given them in the Plan. The Participant, or if applicable the Participant's beneficiary, shall have the only right to receive benefits determined in accordance with the Plan and this Agreement. The Committee has the exclusive authority to interpret and apply the provisions of the Plan, this Agreement, and the Award Agreement. Any interpretation of this Agreement by the Committee and any decision made by it with respect to the Agreement are final and binding on all persons. To the extent that there is any conflict between the terms of this Agreement, the Award Agreement or the Plan, the Plan shall govern. Capitalized terms used herein will have the same meaning as under the Plan, unless stated otherwise.

     6. Assignment and Alienation of Benefits. The right of each Participant to any amount, benefit or payment hereunder will not, to the extent permitted by law, be subject in any manner to attachment or other legal process for the debts of that Participant; and no amount, benefit or payment will be subject to anticipation, alienation, sale, transfer, assignment or encumbrance except by will, by the laws of descent and distribution, or by a Participant election to satisfy a property settlement agreement pursuant to a divorce.

     7. Waiver of Priority The Participant hereby expressly waives any priority he/she may have under any state or federal law with respect to any claims he/she may have against the Company under the Plan beyond the rights he/she would have as a general creditor of the Company.

     8. Governing Law. This Agreement shall be construed under the laws of the State of Illinois.

     IN WITNESS WHEREOF, the Company and the Participant have caused this instrument to be executed as of the day and year first above written.

PARTICIPANT                             CABOT MICROELECTRONICS CORPORATION

                                        By:
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                                        Title:
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